MASTER COMMERCIAL MARKETING AND SERVICES AGREEMENT

                  This Master Commercial Marketing and Services Agreement ("Agreement") dated as of February 28, 1997, by and among Navigator Holdings, PLC on behalf of each shipowning company identified on Schedule 1 hereto (each an "Owner", collectively the "Owners") and GEBAB Gesellschaft fur Konzeption, Beratung, Vermittlung und Betreuung privater Investitionen mbH ("Manager").

                              W I T N E S S E T H:

                  WHEREAS, Owners are to acquire five newly built 22,000 CBM LPG/ethylene carriers (the "Vessels") (as more fully described on Schedule 1 hereto) for use in transporting liquified petroleum gas, including without limitation, propane and butane, ammonia, chemical gases such as propylene, butadrine, vinyl chloride monomer (VCM) and ethylene (collectively "Cargo"); and

                  WHEREAS, certain affiliates of the Manager are actively engaged in the business of soliciting Cargo for transportation from various transportation services users and the Manager desires to procure for these affiliates the use of the Vessels, on the terms and conditions set forth herein, in order to market and promote their use with Manager's customers; and

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

Article 1.        DEFINED TERMS.

                  "Agreement" shall mean this Master Commercial Marketing and Services Agreement.

                  "Cargo" shall have the meaning assigned to it in the first
                   Recital.

                  "Gross Freight Income" shall mean all income derived by the Owner from clients in relation to the employment of the Vessel(s) including but not limited to freight, time charterhire, demurrage, dead freight (demurrage and/or dead freight only to be included on the basis of the amounts actually received), less any third party brokers' commissions.

Article 2.        COMMERCIAL MANAGEMENT PRINCIPLES

                  2.1. The Manager is entrusted with the commercial management of the vessel(s) covered by this Agreement as set out hereafter for the sole and utmost commercial benefit of the owner(s) of the vessel(s).

                  2.2 The following services are to be performed by the Manager with his name as agent and on behalf of and for account of the Owners:

                  (i)      Advertise and promote the Vessel(s);


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



                  (ii) Engage the Vessel(s) in the transportation of petroleum and chemical gases in the worldwide trade, but always within IWL, with the Manager's liberty to breach such trading limits subject to his compliance with Article 3, Clause 3.4 hereof;

                  (iii) Conclude all agreements of affreightment and/or charter parties for the Vessel(s) as well as all services necessary for the performance of such agreements;

                  (iv) Operation of all agreements entered into including but not limited to invoicing and follow-up,accounting and handling of employment related expenses in port and at sea, demurrage and laytime calculations, bunkering;

                  (v) Claims handling, if needed, in conjunction with Owners' P and I club;

                  (vi) Duly advise Owners and/or their Technical Managers of all employment related matters enabling same to fulfill the Vessels duties under the employment agreements entered into; and

                  (vii) Perform such other acts and services as are reasonably incident to any of the foregoing.

Article 3.        RIGHTS, AUTHORITY, LIABILITY AND REMUNERATION OF THE MANAGER

                  3.1. The Manager is entitled to engage or participate directly or indirectly in any business of size and type similar to the Vessels covered by this agreement provided such business does not negatively influence the earnings of said Vessel(s). In addition, Manager (or any member of the GEBAB group) shall not enter into a commercial marketing and services agreement (excluding technical management of similar Vessels) with respect to any vessel having a capacity in excess of 12,000 cbm up to 30,000 cbm (semi-refrigerated) which could be used in the transport of cargo similar to Cargo (as such term is defined herein) without Navigator Holdings PLC's prior consent which shall not be unreasonably withheld. The provisions of this paragraph shall in no way limit the right of the Manager or its Affiliated Companies to initiate and hold as trustee investments in vessels having substantially similar characteristics of the Vessels for third parties and to make non-controlling investments in vessels (either directly or indirectly) having substantially similar characteristics of the Vessels.

                  3.2.     FEE.   For providing marketing ("Marketing") and
other services pursuant to this Agreement, Manager shall be entitled to receive a services fee (the "Manager Fee") equal to 2.0% gross freight income as defined under Article 1.

                  3.3. INVOICING. Manager shall timely invoice all customers for the transportation of Cargo in the Vessels, including backhauls, and instruct such customers that all payments be remitted directly to the United States Trust Company of New York as Collateral Trustee into the account designated by the Collateral Trustee ("Lockbox Account"). Each such invoice shall be at the rates negotiated between Manager and such customers.

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



                  3.4. In order to attain the purpose of this Agreement as defined in Article 2 above, the Manager is entitled to negotiate and enter into agreements and to sign same as agent on behalf of the Owners as it deems fit subject, however, to the following restrictions:

                  without the prior written approval of the Owners and or Technical Manager, whichever applies, which, however, shall not be unreasonably withheld, the Manager is not entitled to:

                  (a) send the Vessel to a port outside the trading area defined in Article 2.2, Clause (ii). (Any cost for trading the Vessel outside the trading limits, as well as in areas where extra insurance is required shall be borne by the Owners);

                  (b) send the Vessel to a port known to him or his servants to be unsafe, it being understood, however, that the Manager otherwise is not responsible for the safety of the port to which it has contracted the Vessel, provided due diligence has been observed by the Manager;

                  (c) order the Vessel to a berth where she cannot always lie safely afloat;

                  (d) order the Vessel to load cargo which does not comply with list of products in the Certificate of Fitness for the Carriage of Liquefied Gases in Bulk;

                  (e) commit the Vessel to any agreement exceeding 6 months; or

                  (f) enter into agreements on warranted terms which exceed the warranted particulars of the Vessel.

                  3.5. The Manager undertakes to perform its duties hereunder with due diligence and shall not be liable for the consequences of any decisions which it has made in good faith while exercising its powers covered by this Agreement. The Manager is to provide the Owner with written proof of an adequate insurance cover for errors and omissions on the part of Manager's personnel.

                  3.6. The Manager shall deliver a quarterly statement (a "Quarterly Statement") reflecting Gross Income of the Vessels actually received in the Collateral Trustee's account, all actual employment related expenses incurred duly supported by the relevant documents and vouchers provided same are already available, resulting net time charter earnings during the elapsed period, days employed as well as idle days and reason(s) for same. Each Quarterly Statement shall be due within 15 days after the end of each calendar quarter which shall end on the last day of March, June, September and December (each a "Calendar Quarter").

                  3.7. PAYMENT OF MANAGER FEE. (a) Manager Fee earned by the Manager hereunder shall be paid by Navigator Gas Management Limited ("Navigator") on behalf of the Owner from amounts on deposit with the Collateral Trustee. Manager shall prepare and present an invoice setting forth the Manager Fee earned on each Customer Invoice actually paid to the Collateral Trustee during a Calendar Quarter. The Manager Fee shall be paid by Navigator on the sixteenth day of the month immediately following the end of each Calendar Quarter.

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



                           (b) While this Agreement remains in existence, if an
Owner decides to lay-up a Vessel and such lay-up lasts for more than three months, the Management Fee for the period exceeding three months until one month before the Vessel is again put into service shall be * . * equal to one half the average Management Fee paid quarterly to the Manager by the Owner during the prior 12 month period.


                           (c) In case a Vessel is lost, sold, bareboat
chartered or otherwise disposed of, Managers shall to be paid the Management Fee (which shall be the average Management Fee paid during the prior 12 months) for 6 months and thereafter at 50% of the average Management Fee until all matters relating to such Vessel are settled.

                  3.8 PAYMENT OF EXPENSES. Managers will provide Owners with invoices as to employment related expenses including, but not limited to, bunkers, port charges, canal transit fees and cleaning and/or conditioning expenses for the cargo tanks. Actual expenses will be paid directly by the Owners after their approval by Navigator.

                  3.9. The Manager is entitled to avail itself of the services of a third party for the fulfillment of its obligations under this Agreement as it deems fit for its own account, it being understood, however, that any person employed or engaged by the Manager is to be regarded as its servant.

                  3.10. If the Manager decides that a third party vessel has to be chartered in or if a cargo is to be relet to a third party shipowner the corresponding charter parties are to be arranged by the Manager in the name of the Owner. Any income of such third party a vessel earned or any loss incurred under such charter is deemed Owner's revenue or loss.

                  3.11. The Manager for chartered tonnage has to arrange for an adequate insurance cover for charterer's liability if required so by the Manager in agreement with the Owners as well as for errors and omissions, or ensure that these risks are covered under the insurance policies to be taken out for the Vessel by Owner. Cost of such insurance cover to be borne by Owner.

Article 4.        LIABILITY, WARRANTIES, UNDERTAKINGS OF THE OWNERS, INSURANCE

                  4.1. LIABILITY. Each Owner shall be liable for any and all obligations arising from agreements entered into as a result of this Agreement as to its Vessel and the Manager shall be held harmless and kept indemnified by the Owner from any liability as a result of the aforementioned other then liabilities resulting from the gross negligence or willful misconduct of the Manager.

                  4.2. WARRANTIES. Each Owner warrants with respect to its Vessel(s)

                  (a) that it is unrestricted and unconditionally entitled to enter into and remain party to this Agreement;

                  (b) that it will maintain its right to the Vessel in order to permit the Manager to use the Vessels during the duration of this Agreement in the manner described herein;


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



         (c) that its related Vessel, for the time during which the Manager is entitled to exploit the Vessel has the guaranteed particulars attached to this Agreement.

         (d) that the Vessel has entered into a P and I Club of the International Group.

                  4.3. UNDERTAKINGS. Each Owner covenants to the Manager with respect to its related Vessel:

                  (a) to exercise due diligence in maintaining the highest fitness of the Vessel. This shall include compliance with the legal rules and requirements requested by the customers of the Manager;

                  (b) to have at all times any certificates required for trading and to ensure a level of maintenance and performance acceptable to all clients of the Manager subject to the Vessel's technical capabilities;

                  (c) to keep the Vessel crewed with personnel experienced and trained in the operation of petroleum gas tankers and conversant in English;

                  (d) to ensure that the master of the Vessel complies with any lawful instruction of the Manager and/or his servants with utmost dispatch;

                  (e) to ensure that the crew cleans the cargo tanks and performs purging and change grade operations where/when permissible carefully and without undue delay in order to present the Vessel for reloading on arrival at the following port and/or berth; and

                  (f) that it will for the duration of this agreement obtain, and if obtained maintain, ISO 9002 and CDI accreditation or a similar recognized standard.

                  4.4. INSURANCES. (a) Each Owner shall arrange for its own account all necessary marine insurances such as but not limited to P & I, oil pollution, hull and machinery, war risk cover etc.

                  (b) Each Owner shall include in all their marine insurance policies related to its Vessel the Manager as being fully coinsured. However, it is understood among the parties hereto that any amount or amounts not recoverable under such policies due to deductibles and/or limitations contained therein shall be borne by the Owner.

                  (c) If required by the trade of the vessel the Owner shall arrange for Certificates of Financial Responsibility (COFR) and other necessary contracts for supervisor and clean up in the event of oil spills in U.S. waters under the U.S. Oil Pollution Act 1990.

                  (d) Each Owner will handle and settle all claims relating to its Vessel itself and is fully responsible and fully liable for all types of claims related to its Vessel. The Manager will handle cargo claims for the Vessel, if so requested by the Owner.


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



                  4.5. Any failure of Owner to comply with a warranty or undertaking as contained in Article 4 hereabove shall render him responsible to the Manager for all actual damages Manager or his clients has/have suffered solely and directly from such failure.

Article 5.        TERM, DURATION AND TERMINATION

                  5.1 This Agreement shall commence on the date this Agreement is executed and delivered by the parties hereto.

                  5.2. The term of this Agreement shall commence as to any particular Vessel on the date such Vessel is delivered to the Owner and shall run for three consecutive calendar years. Thereafter it shall continue as to such Vessel for an indefinite period of time with the related Owner or the Manager having the right to terminate same at any time by giving 6 months written notice to the Manager or the Owner, respectively.

                  5.3. If an Owner wishes (i) to sell its Vessels or (ii) otherwise to terminate this Agreement by withdrawing its Vessel in accordance with Article 5, Clause 5.1. above and if at that time the Manager is obligated under a commitment ("Commitment") for Vessel for the fulfillment of which the Vessel intended to be withdrawn is essential and the Commitment exceeds the period of 6 months, the Manager may decide that withdrawal contrary to 5.1. hereof will only become effective upon the Commitment being terminated. In case the Vessel is declared a total loss the agreement ceases the day the Vessel was last heard of.

                  5.4. The Manager has the right to terminate the agreement with respect to a specific Vessel (or specific Vessels), if such Vessel has (or such Vessels have) been sold, the shares of the owing company have been sold or for other reasons the party controlling the relevant Vessel (or Vessels) has changed and as determined-in the sole discretion of the Manager - the continuation of the Agreement with the new controlling party may be detrimental to his business. Any of the aforementioned changes are to be advised by the Owner to the Manager without undue delay. In this case the termination of the Agreement shall become effective at the time determined by the Manager irrespective of any commitment with regard to the Vessel (or Vessels) in question.

                  5.5. If an order be made or resolution be passed for the winding up of an Owner or if a receiver be appointed of the enterprise or property of an Owner or if an Owner shall suspend payment or cease business or make any special arrangement or composition with its creditors the Manager by notice in writing to the Owner may forthwith terminate Agreement with immediate effect irrespective of any commitment with regard to the Vessel (or Vessels) in question.

                  5.6. Unless otherwise specifically provided in this Agreement the Manager has the right to terminate this Agreement for one or more Vessels only

                  (i) if the Owner is in breach of the terms of the Agreement; and
                  (ii) after having been notified in writing by the Manager to comply with the terms of this Agreement does not do so to the detriment of the Manager and/or his business.


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Article 6.        SECURITY INTERESTS, ACCOUNTING.

                  6.1. EFFECTIVE ASSIGNS. Manager acknowledges that Owners may obtain financing from one or more third party lenders in connection with the purchase of the Vessels. In such event, each Owner will assign as the security interests its rights under this Agreement to the Collateral Trustee. Upon receipt of a written notice from Owner to the effect that Owner has so assigned such collateral to Collateral Trustee, and unless and until Manager is otherwise notified by a Collateral Trustee, this Agreement and any related agreements shall not be amended or modified and no consent or waiver hereunder shall be effective without the prior written consent of the Collateral Trustee. The Collateral Trustee shall have the right to exercise (in its own name) all rights, privileges and remedies of Owner provided herein. Manager agrees to execute, and the Collateral Trustee may record, any instruments and documents relating to such assignments. In case any Owner exercises its right of assignment as described hereabove they are, however, to remain fully responsible for the due fulfillment of this Agreement.

                  6.2. LOCKBOX ACCOUNT. The Manager hereby acknowledges for the benefit of the Collateral Trustee that all moneys due, including freight, dead freight, demurrage, time charterhire and/or any income receivable in accordance with a charter party are to be paid directly into the Lockbox Account by wire transfer of funds until such time as Manager has received a written notice signed by the Collateral Trustee directing that all or a part of such payments should be made other than into the Lockbox Account.

                  6.3. The Manager will keep proper books in accordance with international practice for the accounting of shipping companies. The accounting period shall be the calendar year.

                  6.4. The Manager will be audited by a certified independent third party public accountant on an annual basis at the Owner's expense, if so desired by the Owner.

                  6.5. The Owner has the right to scrutinize at any time during the Manager's office hours the accounts provided a reasonable notice time has been received and the items to be scrutinized have been identified in advance. The Owner may be assisted by a certified accountant.

                  6.6. The Manager will deliver to the Owner reports and comply with any reasonable request by any of them for more relevant information forthwith.

                  6.7. The Manager shall not subcontract any of its obligations hereunder to a third party other than an Affiliated Company without consent of the Owner. GEBAB as contracting party has the right to assign this agreement to any Affiliated Company through a novation agreement replacing GEBAB as contracting partner by such other company .

                  6.8 Affiliated Companies means any of the following organizations:

                      MarLink Schiffahrtskontor GmbH
                      Martime Asia Limited
                      Martime-Gesellschaft fur maritime Dienstleistungen mbH GasChem Services GmbH & Co. KG

Article 7.        REPRESENTATIONS AND WARRANTIES.

                  7.1. By Manager. Manager hereby represents and warrants to each Owner as follows:

                  (a) Manager is a corporation duly incorporated and validly existing in good standing under the Laws of Germany (or such other jurisdiction as may be specifically identified in any novation agreement) and has the corporate power to own its assets and carry on its business as it is being conducted and is the holder of all necessary licenses required in connection therewith.

                  (b) Manager has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

                  (c) this Agreement has been duly entered into and delivered by Manager, and this Agreement executed and delivered by Manager will, constitute legal, valid and binding obligations of Manager, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally, and, to the extent that certain remedies require or may require enforcement by a court of equity, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by Laws which may affect some of such remedies by which do not make the available remedies inadequate for the substantial realization of the benefits provided herein;

                  (d) the entry into and performance by Manager of, and the transactions contemplated by, this Agreement do not and will not:

                  (i)      conflict with any Laws binding on Manager; or

                  (ii) conflict with the constitutional documents of Manager; or

                  (iii) conflict with or result in default under any indenture, mortgage,chattel mortgage, deed of trust, conditional sales agreement, lease,bank loan or credit agreement or other agreement which is binding upon Manager or any of its assets nor result in the creation of any security interest over any of its assets (other than the security interests created hereunder); and

                  (e) all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of this Agreement and the transactions contemplated by this Agreement, have been (or will on or before each Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

Article 8.        DEFAULTS.


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



                  The occurrence of proven gross negligence of any one or more of the following events shall constitute a "Default" hereunder: (i) Manager's failure to instruct any user of the Vessel to make payments in accordance with the provisions of this Agreement to the Lockbox Account, (ii) failure by the Manager to submit Quarterly Statement for 30 days beyond the due date for such statement, (iii) the filing by Manager or the filing against Manager of any petition under any bankruptcy or insolvency law or for the appointment of a trustee or other officer with similar powers, the adjudication of Manager as insolvent, the liquidation of Manager or the taking of any action for the purpose of the foregoing, (iv) any attachment against substantially all of Manager's properties, and (v) Manager's failure to perform any other term or condition hereunder.

Article 9.        REMEDIES.

                  In the event of any Default under Article 8 with respect to this Agreement, Owner, in its sole discretion, may exercise any one or more of the following remedies: (i) demand that Manager pays all reasonable legal fees and expenses incurred in exercise of its remedies, (ii) sue Manager for damages for breach of this Agreement and (iii) terminate this Agreement.

         In any case such claim shall never exceed three times the annual management fee due under this Agreement unless same is covered by the errors and omissions insurance of the Manager.

Article 10.       MISCELLANEOUS.

                  10.1. SEVERABILITY AND CONSTRUCTION. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

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                  (f) the term "include" or "including" shall mean without
limitation by reason of renumeration.

                  10.2. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                  10.3. NOTICES. All notices required to be given under any of the provisions of this Agreement shall be deemed properly given if made in writing and deposited in a United States Post office by both registered and first class mail, postage prepaid, bearing the address of the respective parties as hereinafter set forth or if delivered by hand to an officer of the respective party.

                  10.4. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.5. BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon the successors and assigns of the respective parties hereto.

                  10.6 ARBITRATION. Should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this agreement may be made a rule of the Court. The arbitrators shall be members of the Society of Maritime Arbitrators, Inc. of New York and the proceedings shall be conducted in accordance with the rules of the Society.

         IN WITNESS WHEREOF, the parties have hereto caused this Master Commercial Vessel Marketing and Services Agreement to be executed as of the 28th day of February , 1997.


                                    GEBAB Gesellschaft fur Konzeption,
                                    Beratung, Vermittlung und Betreuung privater
                                    Investitionen mbH

                                    By:   /s/ Mathias Pahl
                                          ---------------------------
                                    Name: Mathias Pahl
                                          ---------------------------
                                    Title: Director of Shipping
                                          ---------------------------


                                    Navigator Holdings, PLC on behalf of each individual shipowning company


                                    By:   /s/ Richard Klapow
                                          ---------------------------
                                    Name:    Richard Klapow
                                          ---------------------------
                                    Title:   Director
                                          ---------------------------


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                                   SCHEDULE 1



Name of Ship Owner                                   Hull No. For Vessel
------------------                                   -------------------

Navigator Gas (IOM I-A) Limited                   Hull No. 2245

Navigator Gas (IOM I-B) Limited                   Hull No. 2246

Navigator Gas (IOM I-C) Limited                   Hull No. 2247

Navigator Gas (IOM I-D) Limited                   Hull No. 2248

Navigator Gas (IOM I-E) Limited                   Hull No. 2249






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

 TABLE OF CONTENTS

Article 1.        DEFINED TERMS.................................................................................  1
Article 2.        COMMERCIAL MANAGEMENT PRINCIPLES..............................................................  2
Article 3.        RIGHTS, AUTHORITY, LIABILITY AND REMUNERATION OF THE MANAGER..................................  2
Article 4.        LIABILITY, WARRANTIES, UNDERTAKINGS OF THE OWNERS, INSURANCE..................................  5
Article 5.        TERM, DURATION AND TERMINATION................................................................  6
Article 6.        SECURITY INTERESTS, ACCOUNTING................................................................  7
Article 7.        REPRESENTATIONS AND WARRANTIES................................................................  8
Article 8.        DEFAULTS......................................................................................  9
Article 9.        REMEDIES......................................................................................  9
Article 10.       MISCELLANEOUS.................................................................................  9


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


               MASTER COMMERCIAL MARKETING AND SERVICES AGREEMENT



                                      among

                  Navigator Holdings, PLC on behalf of each of
                     the Shipowning Companies identified on
                        Schedule 1 hereto, each an Owner

                                       and

          GEBAB Gesellschaft fur Konzeption, Beratung, Vermittlung und
                Betreuung privater Investitionen mbH, as Manager




                                   Dated as of

                                February 28, 1997




                                     - 13 -